DENNY’S CORPORATION PROVIDES BUSINESS UPDATE AND
ANNOUNCES TIMING OF FIRST QUARTER RESULTS AND CONFERENCE CALL ON MAY 14, 2020

Spartanburg, S.C., May 4, 2020 – Denny’s Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest franchised full-service restaurant chains, today provided a business update on the impact of the COVID-19 pandemic on the Company’s operations and certain other preliminary financial information ahead of its first quarter earnings announcement planned for May 14, 2020.

Business Update

Sales

The COVID-19 pandemic and various related government mandates restricting dine-in restaurant service have continued to disrupt domestic and international operations for Denny’s Corporation and its franchisees. First quarter 2020 domestic system-wide same-store sales1 declined 6.3% as compared to the first quarter of 2019. Preliminary results for domestic system-wide same-store sales1 for April 2020 reflect a decline of approximately 76% as compared to April 2019, as follows:

Preliminary April 2020 Domestic System-Wide Same-Store Sales1

Week Ended 4/1	Week Ended 4/8	Week Ended 4/15	Week Ended 4/22
-79%	-78%	-76%	-72%

Average unit volumes of off-premise sales have grown approximately 107% from February 2020 to April 2020, supported by temporarily waived delivery fees, new “Dine-Thru” curbside service programs, and recently launched shareable family meal packs. As of May 1, 2020, approximately 74% of domestic and international Denny’s restaurants were operating solely or primarily with take-out and delivery options.

Additional training materials have been developed and communicated to the entire system of restaurants in anticipation of dine-in service restrictions starting to ease and additional health and safety measures that will be implemented as they do. These materials remain focused on the safety and wellbeing of guests, restaurant teams, employees and suppliers as Denny’s restaurants prepare for social-distancing standards in their dining rooms.

Franchisee Support

Direct financial relief to Denny’s franchise partners has included: deferral of all remodels until further notice, deferral of royalty and advertising fees for fiscal Week 11 of the 2020 fiscal year, abatement of such fees for fiscal Weeks 12 and 13 of the fiscal year, and a 12-week lease deferral for franchisees operating in properties owned by the Company.

Additionally, the Company has secured rent relief in the form of abatements or deferrals for over 70% of the leases in which the Company is a lessee, including those instances in which the Company subleases to franchisees and will be extending the same relief as a pass through.

Furthermore, the Company has worked closely with key vendors and primary third-party franchise lenders to help secure additional relief on behalf of franchisees. Denny’s franchisees are pursuing available forms of relief under recent federal stimulus programs, and franchisees representing just over half of total domestic franchise restaurants have received funding under the Paycheck Protection Program with additional approvals and funding pending.

Cost Savings Initiatives and Capital Allocation

The Company has implemented cost savings measures, including suspended travel, canceled in-person field meetings, placed holds on all open corporate and field positions, significantly reduced restaurant level staffing across the company portfolio, meaningfully reduced compensation for the Board of Directors and multiple levels of management, and furloughed over 25% of the corporate office. As previously announced, the Company has also suspended share repurchases.

Prior to the end of the quarter ended March 25, 2020, the Company borrowed $40.5 million under its existing revolving credit facility to ensure liquidity as a result of the COVID-19 pandemic. As of March 25, 2020, the Company had approximately $39.2 million of cash and cash equivalents and outstanding borrowing under its revolving credit facility of $318 million, leaving availability of $62.7 million.

Subsequent to the end of the quarter, an additional $20 million was borrowed under its revolving credit facility to ensure additional liquidity. As of May 1, 2020, the Company had approximately $51.1 million of cash and cash equivalents and outstanding borrowing under its revolving credit facility of $338 million, leaving availability of $43.6 million.

For the quarter ended March 25,2020, the Company expects to be in compliance with its financial covenants related to its revolving credit facility but projects that it will not be in compliance with certain financial covenants beginning for the quarter ending June 24, 2020. The Company is in the process of seeking an amendment to its revolving credit facility and currently expects to be able to enter into an amendment on or around May 13, 2020.

First Quarter 2020 Earnings Call

The Company will announce financial and operating results for its first quarter ended March 25, 2020 on Thursday, May 14, 2020 after the markets close. Senior management will hold a conference call on the same day at 4:30 p.m. Eastern Time to discuss these results and answer questions.

Interested parties are invited to listen to a live broadcast of the conference call accessible through the Investor Relations section of the Denny’s website at investor.dennys.com. A replay of the call may be accessed at the same location later in the day and will remain available for 30 days.

For any questions, please contact Denny’s Investor Relations Department at 877-784-7167.

1 Same-store sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open the same period in the prior year. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic system-wide same-store sales should be considered as a supplement to, not a substitute for, our results as reported under GAAP.

About Denny’s

Denny's Corporation is the franchisor and operator of one of America's largest franchised full-service restaurant chains, based on the number of restaurants. As of December 25, 2019, Denny’s had 1,703 franchised, licensed, and company restaurants around the world including 144 restaurants in Canada, Puerto Rico, Mexico, the Philippines, New Zealand, Honduras, the United Arab Emirates, Costa Rica, Guam, Guatemala, the United Kingdom, El Salvador, Aruba, and Indonesia. For further information on Denny's, including news releases, links to SEC filings, and other financial information, please visit the Denny's investor relations website at investor.dennys.com.

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect its best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: the rapidly evolving COVID-19 pandemic and related containment measures, including the potential for further operational disruption from government mandates affecting restaurants; economic, public health and political conditions that impact consumer confidence and spending, including COVID-19; competitive pressures from within the restaurant industry; the level of success of our operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses, such as avian flu, or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 25, 2019 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact:	Curt Nichols
877-784-7167

Media Contact:	Hadas Streit, Allison+Partners
646-428-0629